Exhibit 99.1

Bumble Inc. Announces First Quarter 2026 Results

Total Revenue Decreased 14% to $212 Million
Net Earnings Increased 165% to $53 Million
Adjusted EBITDA Increased 28% to $83 Million

AUSTIN, Texas, May 5, 2026 - Bumble Inc. (NASDAQ: BMBL) today reported financial results for the first quarter ended March 31, 2026.
“Our deliberate steps to reset the Bumble member base have meaningfully improved the health of our ecosystem,” said Whitney Wolfe Herd, Founder & CEO of Bumble Inc. "We’re now focused on activating this higher-quality member base by launching a fully reimagined Bumble experience on our rebuilt, AI-enabled platform later this year. This next chapter will deliver a more intuitive, personalized way to connect and help members move more confidently and quickly to in-person dates.”

First Quarter 2026 Financial and Operational Highlights:
(all comparisons relative to the First Quarter 2025)
•Total Revenue decreased 14.1% to $212.4 million, compared to $247.1 million.
oBumble App Revenue decreased 14.4% to $172.7 million, compared to $201.8 million.
oBadoo App and Other Revenue decreased 12.4% to $39.7 million, compared to $45.3 million.
•Total Paying Users decreased 21.1% to 3.2 million, compared to 4.0 million.
•Total Average Revenue per Paying User ("ARPPU") increased 8.9% to $22.04, compared to $20.24.
•Net earnings increased 165.4% to $52.6 million, or 24.8% of revenue, from net earnings of $19.8 million, or 8.0% of revenue.
•Adjusted EBITDA increased 28.3% to $82.6 million, or 38.9% of revenue, from $64.4 million, or 26.1% of revenue.

Information about Bumble's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

“We maintained strong operating discipline in Q1, delivering results in line with our expectations and generating strong cash flow,” said Kevin Cook, CFO of Bumble Inc. “The company’s performance and outlook reflect a more efficient cost structure with continued investment in product and platform capabilities designed to support sustainable growth.”
Key Operating Metrics:

The following metrics were calculated excluding paying users of and revenue generated from Official, advertising and partnerships or affiliates. The Bumble For Friends app was relaunched as BFF in the United States in September 2025. The Company has not sought to generate revenue from the BFF app and therefore it is excluded from our key operating metrics as of March 31, 2026. Please refer to the Definitions section for more information.

(In thousands, except ARPPU)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Bumble App Paying Users	2,082.0	2,708.4
Badoo App and Other Paying Users	1,084.3	1,306.3
Total Paying Users	3,166.3	4,014.7
Bumble App Average Revenue per Paying User	$27.65	$24.84
Badoo App and Other Average Revenue per Paying User	$11.26	$10.72
Total Average Revenue per Paying User	$22.04	$20.24

Balance Sheet:

As of March 31, 2026, total cash and cash equivalents were $245.6 million and total debt was $587.5 million.

On April 24, 2026, the Company entered into a new $475.0 million senior secured term loan, the proceeds of which, together with cash on hand, were used to repay in full and terminate its prior term loans. In addition, the Company entered into a new $50.0 million senior secured revolving credit facility, which replaced its previous revolving credit facility. The new facilities extended the Company’s debt maturities to 2030.

Financial Outlook:

A reconciliation of Adjusted EBITDA to GAAP net earnings (loss) and Adjusted EBITDA margin growth to GAAP net earnings (loss) margin growth, which is growth in GAAP net earnings (loss) as a percentage of revenue, has not been provided for the outlook included herein, as the quantification of certain items included in the calculation of GAAP net earnings (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.

Bumble anticipates the following results for the second quarter ending June 30, 2026:

Second Quarter 2026:
•Total Revenue in the range of $205 million to $213 million, which includes:
oBumble App Revenue of $168 million to $174 million.
•Adjusted EBITDA of $65 million to $70 million.

Actual results may differ materially from Bumble’s financial outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

Bumble will host a live webcast of its conference call to discuss its first quarter 2026 financial results at 4:30 p.m. Eastern Time today, May 5, 2026. A webcast of the call and other information related to the call will be accessible on the Investors section of the Company’s website at https://ir.bumble.com. A webcast replay will be available approximately two hours after the conclusion of the live event.

Definitions

As used in this press release, unless otherwise noted or the context requires otherwise, the following terms have the following meanings. Our key metrics (Bumble App Paying Users, Badoo App and Other Paying Users, Total Paying Users, Bumble App Average Revenue per Paying User, Badoo App and Other Average Revenue per Paying User, and Total Average Revenue per Paying User) were calculated excluding paying users of and revenue generated from Official, advertising and partnerships or affiliates. The Bumble For Friends app was relaunched as BFF in the United States in September 2025. The Company has not sought to generate revenue from the BFF app and therefore it is excluded from our key operating metrics as of March 31, 2026.
Total Revenue is the sum of Bumble App Revenue and Badoo App and Other Revenue.

Total Paying Users is the sum of Bumble App Paying Users and Badoo App and Other Paying Users.

Total Average Revenue per Paying User or Total ARPPU is a metric calculated based on Total Revenue in any measurement period divided by the Total Paying Users in such period divided by the number of months in the period.

Bumble App Revenue is revenue derived from purchases or renewals of a Bumble app or Bumble For Friends app subscription plan and/or in-app purchases on Bumble app or Bumble For Friends app in the relevant period.

Bumble App Paying User is a member that has purchased or renewed a Bumble app or Bumble For Friends app subscription plan and/or made an in-app purchase on Bumble app or Bumble For Friends app in a given month. We calculate Bumble App Paying Users as a monthly average, by counting the number of Bumble App Paying Users in each month and then dividing by the number of months in the relevant measurement period.
Bumble App Average Revenue per Paying User or Bumble App ARPPU is a metric calculated based on Bumble App Revenue in any measurement period, divided by Bumble App Paying Users in such period divided by the number of months in the period.
Badoo App and Other Revenue is revenue derived from purchases or renewals of a Badoo app subscription plan and/or in-app purchases on Badoo app in the relevant period, purchases on one of our other apps that we owned and operated in the relevant period, purchases on other third-party apps that used our technology in the relevant period and advertising, partnerships or affiliates revenue in the relevant period.
Badoo App and Other Paying User is a member that has purchased or renewed a subscription plan and/or made an in-app purchase on Badoo app in a given month or made a purchase on one of our other apps that we owned and operated in a given month, or made a purchase on other third-party apps that used our technology in the relevant period. We calculate Badoo App and Other Paying Users as a monthly average, by counting the number of Badoo App and Other Paying Users in each month and then dividing by the number of months in the relevant measurement period.
Badoo App and Other Average Revenue per Paying User or Badoo App and Other ARPPU is a metric calculated based on Badoo App and Other Revenue in any measurement period divided by Badoo App and Other Paying Users in such period divided by the number of months in the period.
Non-GAAP Financial Measures
We report our financial results in accordance with GAAP, however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We believe Adjusted EBITDA provides visibility to the underlying continuing operating performance by excluding the impact of certain expenses, including income tax (benefit) provision, interest and derivative (gains) losses, net, depreciation and amortization expense, stock-based compensation expenses, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, changes in fair value of investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense, impairment loss, and costs associated with restructuring, as management does not believe these expenses are representative of our core earnings. We also provide Adjusted EBITDA margin, which is calculated as Adjusted EBITDA divided by revenue. In addition to Adjusted EBITDA and Adjusted EBITDA margin, we believe free cash flow and free cash flow conversion provide useful information regarding how cash provided by (used in) operating activities compares to the capital expenditures required to maintain and grow our business, and our available liquidity, after funding such capital expenditures, to service our debt, fund strategic initiatives, effectuate discretionary share repurchases and strengthen our balance sheet, as well as our ability to convert our earnings to cash. Additionally, we believe such metrics are widely used by investors, securities analysts, ratings agencies and other parties in evaluating liquidity and debt-service capabilities. We calculate free cash flow and free cash flow conversion using methodologies that we believe can provide useful supplemental information to help investors better understand underlying trends in our business.
Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, have limitations as analytical tools and should not be considered in isolation, or as substitutes for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP.
Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is defined as net earnings (loss) excluding income tax (benefit) provision, interest and derivative (gains) losses, net, depreciation and amortization expense, stock-based compensation expense, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, changes in fair value of investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense, impairment loss, and restructuring costs.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures.

Free cash flow conversion represents free cash flow as a percentage of Adjusted EBITDA.

Operating cash flow conversion represents net cash provided by (used in) operating activities as a percentage of net earnings (loss).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements reflecting the current views of management of Bumble Inc. with respect to, among other things, our operations, our financial performance, our industry and our business and other non-historical statements, including without limitation statements related to our product innovation, investment in platform capabilities and member experience enhancement plans, statements regarding our ability to achieve product-led, long-term growth, our ability to maintain financial discipline and the statements in the “Financial Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believe(s),” “expect(s),” “potential,” “continue(s),” “may,” “will,” “should,” “could,” “would,” “seek(s),” “predict(s),” “intend(s),” “trends,” “plan(s),” “estimate(s),” “anticipate(s),” “projection,” “will likely result” and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the following:

•our ability to retain existing members or attract new members and to convert members to paying users (including as a result of shifts in strategy)
•competition and changes in the competitive landscape of our market
•our ability to distribute our dating products through third parties, such as Apple App Store or Google Play Store, and offset related fees
•our ability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture, including as such factors may be impacted by our global workforce reductions and efforts to restructure our operations
•our ability to maintain the value and reputation of our brands
•risks relating to changes to our existing brands and products, or the introduction or acquisition of new brands or products
•risks relating to certain of our international operations, including geopolitical conditions and successful expansion into new markets
•the impact of data security breaches or cyber attacks on our systems and the costs of remediation related to any such incidents
•challenges with properly managing the use of artificial intelligence
•our ability to obtain, maintain, protect and enforce intellectual property rights and successfully defend against claims of infringement, misappropriation or other violations of third-party intellectual property
•our ability to comply with complex and evolving U.S. and international laws and regulations relating to our business, including data privacy laws
•our substantial indebtedness
•affiliates of Blackstone Inc.’s (“Blackstone”) and our Founder’s control of us
•the outsized voting rights of Blackstone and our Founder
•the risk that our restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated
•risks relating to the market price volatility of our Class A common stock, which could limit our ability to make acquisitions and retain key personnel and employees, and result in dilution if our stock-based compensation programs issue increased numbers of shares because of a depressed stock price or could result in increased cash compensation expense in the event that we shift the mix of incentive compensation in favor of cash-based awards over equity-based awards

•changes in business or macroeconomic conditions, including the impact of lower consumer confidence in our business or in the online dating industry generally, recessionary conditions, increased unemployment rates, stagnant or declining wages, changes in inflation or interest rates, geopolitical events (such as trade wars), political unrest, armed conflicts, including conflicts in Eastern Europe and the Middle East, widespread health emergencies or pandemics and measures taken in response, extreme weather events or natural disasters
•foreign currency exchange rate fluctuations

For additional information on these and other factors that could cause Bumble’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2026, as such factors may be updated from time to time in our subsequent periodic filings, which are accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Bumble

Bumble Inc. is the parent company of Bumble, Badoo and BFF. Bumble brings people closer to love by enabling them to build healthy relationships. Founded in 2014 by Whitney Wolfe Herd, who serves as CEO, Bumble was one of the first dating apps built with women at the center and connects people across dating (Bumble Date) and friendship (Bumble For Friends). Badoo, founded in 2006, was one of the pioneers of web and mobile dating products. BFF is a friendship app for friend-finding, group connections and community-building.
Investor Contact
ir@team.bumble.com

Media Contact
press@team.bumble.com

Bumble Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$245,589	$175,760
Accounts receivable (net of allowance of $64 and $86, respectively)	66,199	83,062
Other current assets	45,196	46,449
Total current assets	356,984	305,271
Right-of-use assets	9,193	10,198
Property and equipment (net of accumulated depreciation of $23,889 and $22,706, respectively)	5,790	6,896
Goodwill	732,715	732,715
Intangible assets, net	351,883	351,454
Deferred tax assets, net	9,943	11,429
Other noncurrent assets	6,397	7,115
Total assets	$1,472,905	$1,425,078
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$1,901	$9,231
Deferred revenue	35,454	36,790
Accrued expenses and other current liabilities	97,463	86,226
Current portion of long-term debt, net	158,656	5,750
Total current liabilities	293,474	137,997
Long-term debt, net	428,834	582,715
Deferred tax liabilities, net	2,321	318
Other long-term liabilities	13,031	22,939
Total liabilities	737,660	743,969
Commitments and contingencies
Shareholders’ equity:
Class A common stock (par value $0.01 per share, 6,000,000,000 shares authorized; 130,389,737 shares issued and outstanding as of March 31, 2026; 129,613,455 shares issued and outstanding as of December 31, 2025)	1,305	1,297
Class B common stock (par value $0.01 per share, 1,000,000 shares authorized; 17 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively)	—	—
Preferred stock (par value $0.01; authorized 600,000,000 shares; no shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively)	—	—
Additional paid-in capital	1,812,051	1,803,905
Accumulated deficit	(1,349,019)	(1,394,230)
Accumulated other comprehensive income	152,760	159,021
Total Bumble Inc. shareholders’ equity	617,097	569,993
Noncontrolling interests	118,148	111,116
Total shareholders’ equity	735,245	681,109
Total liabilities and shareholders’ equity	$1,472,905	$1,425,078

Bumble Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Revenue	$212,383	$247,101
Operating costs and expenses:
Cost of revenue	54,824	73,353
Selling and marketing expense	26,960	59,734
General and administrative expense	30,762	21,644
Product development expense	30,171	34,504
Depreciation and amortization expense	4,412	9,585
Impairment loss	—	3,631
Total operating costs and expenses	147,129	202,451
Operating earnings	65,254	44,650
Interest expense, net	(7,959)	(12,049)
Other income (expense), net	6,741	(6,762)
Income before income taxes	64,036	25,839
Income tax provision	(11,414)	(6,008)
Net earnings	52,622	19,831
Net earnings attributable to noncontrolling interests	7,411	6,387
Net earnings attributable to Bumble Inc. shareholders	$45,211	$13,444
Net earnings per share attributable to Bumble Inc. shareholders
Basic earnings per share	$0.35	$0.13
Diluted earnings per share	$0.34	$0.13

Bumble Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Cash flows from operating activities:
Net earnings	$52,622	$19,831
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Impairment loss	—	3,631
Depreciation and amortization expense	4,412	9,585
Changes in fair value of interest rate swaps	(675)	2,636
Changes in fair value of contingent earn-out liability	(36)	(2,282)
Non-cash lease expense	956	790
Tax receivable agreement liability remeasurement expense	—	857
Deferred income tax	3,333	1,327
Stock-based compensation expense	10,818	4,138
Net foreign exchange difference	(8,463)	10,860
Other, net	444	1,058
Changes in assets and liabilities:
Accounts receivable	18,292	(720)
Other current assets	3,708	1,559
Accounts payable	(7,485)	(1,977)
Deferred revenue	(1,336)	(1,729)
Lease liabilities	(1,092)	(888)
Accrued expenses and other current liabilities	9,289	(5,475)
Other, net	(7,562)	44
Net cash provided by operating activities	77,225	43,245
Cash flows from investing activities:
Capital expenditures	(3,398)	(2,411)
Net cash used in investing activities	(3,398)	(2,411)
Cash flows from financing activities:
Repayment of term loan	(1,438)	(1,438)
Distributions paid to noncontrolling interest holders	(2)	(7)
Share repurchases	—	(28,682)
Withholding tax paid on behalf of employees on stock-based awards	(2,140)	(3,422)
Payments on tax receivable agreement	—	(8,917)
Net cash used in financing activities	(3,580)	(42,466)
Effects of exchange rate changes on cash and cash equivalents	(602)	328
Net increase (decrease) in cash and cash equivalents and restricted cash	69,645	(1,304)
Cash and cash equivalents and restricted cash, beginning of the period	179,254	207,062
Cash and cash equivalents and restricted cash, end of the period	248,899	205,758
Less restricted cash	(3,310)	(3,515)
Cash and cash equivalents, end of the period	$245,589	$202,243

Bumble Inc.
Reconciliation of GAAP to NON-GAAP Financial Measures
(Unaudited)

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA and Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow

(In thousands, except percentages)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Net earnings	$52,622	$19,831
Add back:
Income tax provision	11,414	6,008
Interest and derivative (gains) losses, net(1)	7,959	12,049
Depreciation and amortization expense	4,412	9,585
Stock-based compensation expense	10,818	4,138
Employer costs related to stock-based compensation(2)	313	705
Litigation costs, net of insurance reimbursements(3)	4	1,287
Foreign exchange (gain) loss(4)	(6,702)	6,017
Restructuring costs(5)	1,636	1,210
Transaction and other costs(6)	199	1,313
Changes in fair value of contingent earn-out liability	(36)	(2,282)
Changes in fair value of investments in equity securities	(39)	51
Tax receivable agreement liability remeasurement expense(7)	—	857
Impairment loss(8)	—	3,631
Adjusted EBITDA	$82,600	$64,400
Net earnings margin	24.8%	8.0%
Adjusted EBITDA margin	38.9%	26.1%

Net cash provided by operating activities	$77,225	$43,245
Less:
Capital expenditures	(3,398)	(2,411)
Free cash flow	$73,827	$40,834
Operating cash flow conversion	146.8%	218.1%
Free cash flow conversion	89.4%	63.4%
(1)Includes interest income received on money market funds and interest rate swaps, fair value changes in interest rate swaps, and interest expense incurred in connection with our long-term debt.
(2)Represents employer portion of Social Security and Medicare payroll taxes domestically, National Insurance contributions in the United Kingdom and comparable costs internationally related to the settlement of equity awards.
(3)Represents certain litigation costs, net of insurance proceeds, associated with pending litigations or settlements of litigation that arise outside of the ordinary course of business.
(4)Represents foreign exchange (gain) loss due to foreign currency transactions.
(5)Represents costs associated with discontinuing the operations of the Fruitz and Official apps and the 2025 Restructuring Plan, such as severance, benefits and other related costs.
(6)Represents transaction and other costs primarily related to acquisitions and divestiture of business.
(7)Represents recognized adjustments to the tax receivable agreement liability prior to its amendment in November 2025.
(8)Represents impairment charges to the Official asset group in the first quarter of 2025.

Supplementary Information (Unaudited)

Stock-Based Compensation Expense

(In thousands)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Cost of revenue	$50	$154
Selling and marketing expense	889	(839)
General and administrative expense	6,218	(3,894)
Product development expense	3,661	8,717
Total stock-based compensation expense	$10,818	$4,138

Reconciliation of GAAP costs and expenses to non-GAAP costs and expenses by function

(In thousands)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Cost of revenue GAAP	$54,824	$73,353
Stock-based compensation expense	(50)	(154)
Employer costs related to stock-based compensation	(4)	(25)
Restructuring costs	(369)	(36)
Transaction and other costs	—	(85)
Cost of revenue non-GAAP	$54,401	$73,053

(In thousands)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Selling and marketing expense GAAP	$26,960	$59,734
Stock-based compensation expense	(889)	839
Employer costs related to stock-based compensation	(23)	(39)
Restructuring costs	(42)	(195)
Selling and marketing expense non-GAAP	$26,006	$60,339

(In thousands)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
General and administrative expense GAAP	$30,762	$21,644
Changes in fair value of contingent earn-out liability	36	2,282
Litigation costs, net of insurance proceeds	(4)	(1,287)
Stock-based compensation expense	(6,218)	3,894
Employer costs related to stock-based compensation	(111)	(219)
Restructuring costs	(178)	(75)
Transaction and other costs	(1)	(408)
General and administrative expense non-GAAP	$24,286	$25,831

(In thousands)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Product development expense GAAP	$30,171	$34,504
Stock-based compensation expense	(3,661)	(8,717)
Employer costs related to stock-based compensation	(175)	(422)
Restructuring costs	(1,047)	(904)
Transaction and other costs	(198)	(820)
Product development expense non-GAAP	$25,090	$23,641

(In thousands)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Total operating costs and expenses GAAP	$147,129	$202,451
Impairment loss	—	(3,631)
Depreciation and amortization expense	(4,412)	(9,585)
Changes in fair value of contingent earn-out liability	36	2,282
Litigation costs, net of insurance proceeds	(4)	(1,287)
Stock-based compensation expense	(10,818)	(4,138)
Employer costs related to stock-based compensation	(313)	(705)
Restructuring costs	(1,636)	(1,210)
Transaction and other costs	(199)	(1,313)
Total operating costs and expenses non-GAAP	$129,783	$182,864